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                                                                    EXHIBIT 10.6

                               EXTENSION AGREEMENT

     This Extension Agreement is entered into as of September 13, 2004 between Silicon Valley Bank ("Silicon"), and First Virtual Communications, Inc ("First Virtual") and Cuseeme Networks, Inc. ("Cuseeme") (First Virtual and Cuseeme being referred to herein jointly and severally as "Borrower"), with reference to the following facts:

     A. Silicon and the Borrower are parties to that certain Loan and Security Agreement dated April 3, 2003 (as amended, the "Loan Agreement") and that certain Temporary Forbearance Agreement dated as of September 13, 2004 (the "Forbearance Agreement"). (Capitalized terms used in this Agreement, which are not defined herein, shall have the meanings set forth in the Forbearance Agreement. The Loan Agreement, the Forbearance Agreement and all other present and future documents, instruments and agreements relating thereto are referred to herein collectively as the "Loan Documents".)

     B. Borrower has requested an extension of the Forbearance Period, and Silicon is willing to grant such extension on the terms and conditions set forth herein.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Extension of Forbearance Period. Contingent on receipt of the principal reduction referred to in Section 2 below, the date "September 21, 2004" in
Section 1.1 of the Forbearance Agreement is hereby amended to read "October 4, 2004", so that Section 1.1 reads as follows:

          " 1.1 Forbearance. Silicon agrees to forbear from exercising its rights and remedies against the Borrower, as a result of the Existing Defaults, until the earlier of the following dates (the `Forbearance Period'): (i) October 4, 2004, or (ii) the date any Additional Default shall occur. In agreeing to forbear from exercising its rights and remedies, Silicon is not waiving the Existing Defaults or any rights or remedies in connection therewith, all of which are expressly reserved. Upon the expiration of the Forbearance Period, Silicon may, at its option, exercise any and all rights or remedies in connection with the Existing Defaults, without further notice."

2. Principal Reduction. Borrower shall concurrently pay to Silicon the sum of $500,000 to be applied to the Obligations in such order as Silicon shall determine in its discretion.

3. No Commitment as to Further Extensions. Borrower acknowledges that Silicon, by entering into this Agreement and discussing further forbearance and/or restructuring with respect to the Loan Agreement, is not agreeing or committing to any further extension of the Forbearance Period or any further forbearance and/or restructuring with respect to the Loan Agreement, and no such agreement or commitment shall be effective against Silicon unless set forth in a specific written agreement signed by Silicon.


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4. General Provisions.

     4.1. Incorporation by Reference. All of the general provisions in Section 5 of the Forbearance Agreement shall apply to this Agreement and the same are incorporated herein by this reference.

     4.2. Agreements Continue. As modified herein, the Forbearance Agreement and the other Loan Documents shall continue in full force and effect, and the same are hereby ratified and confirmed.

     4.3. Governing Law; Forum Selection. This Agreement is being entered into in the State of California. This Agreement shall be governed by the laws of the State of California. As a material part of the consideration to the parties for entering into this Agreement, each party (1) agrees that, at the option of Silicon, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, (2) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California.

     4.4. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

"Borrower":                                   "Borrower":

Cuseeme Networks, Inc.                        First Virtual Communications, Inc


By: /s/ Truman Cole                           By: /s/ Truman Cole
   ----------------------------                   ------------------------------
   Title: VP/CFO                                  Title: VP/CFO


"Silicon":

Silicon Valley Bank


By: /s/ Cynthia A. Bitner
   -----------------------------
   Title: Vice President


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